UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2017

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 5, 2017, Service Corporation International (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, relating to the issuance and sale by the Company of $550 million in aggregate principal amount of 4.625% Senior Notes due 2027 (the “Notes”).

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the terms thereof is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Credit Agreement

On December 6, 2017, the Company entered into a new senior unsecured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders, providing for a $675 million senior term loan facility, maturing in December 2022 (the “Term Loan A”), and a revolving credit facility providing for borrowings of up to $1 billion, with commitments expiring and loans maturing in December 2022 (the “Revolving Facility” and, together with the Term Loan A, the “Credit Agreement”).

All of the indebtedness outstanding under the Credit Agreement is guaranteed by the Company’s current and future domestic subsidiaries (other than certain excluded subsidiaries).

The loans under the Credit Agreement will bear interest per annum, at the Company’s election, equal to:

•	An alternate base rate plus the applicable margin for such loans. The alternate base rate is the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A as its “prime rate,” and (c) the adjusted LIBOR rate for a one-month interest period beginning on such day plus 1.00%; or

•	the LIBOR rate for the selected interest period plus the applicable margin for such loans.

The applicable margin ranges from 2.00% to 1.00% for borrowings based on the LIBOR Rate and 1.00% to 0.00% for borrowings based on the alternate base rate depending on the Company’s leverage ratio.

Customary fees are payable in respect of the Credit Agreement, including letter of credit fees and commitment fees.

The Credit Agreement includes a number of negative covenants that, among other things, limit or restrict the ability of the Company and its other subsidiaries (including the guarantors) to, subject to certain exceptions, incur additional indebtedness (including guarantees), grant liens, make investments, make dividends or distributions with respect to the Company’s capital stock, make prepayments on other indebtedness, engage in mergers or change the nature of the business of the Company or its other subsidiaries (including the guarantors). In addition, the Company is required to comply with a leverage ratio of 4.50 to 1.00 (with a step up to 5.25 to 1.00 for the three consecutive fiscal quarters ended immediately following the consummation of a qualified acquisition) and an interest coverage ratio of 3.00 to 1.00 as of the end of any fiscal quarter.

The Credit Agreement also contains certain affirmative covenants, including financial and other reporting requirements, applicable to the Company and its other subsidiaries (including the guarantors).

The Credit Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default to certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control.

A copy of the Credit Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and the description of the terms thereof is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 8.01	Other Information

On December 5, 2017, the Company issued a press release announcing the pricing of the Notes. The Company expects to close the sale of the Notes on or about December 12, 2017, subject to the satisfaction of customary closing conditions.

The press release relating to the offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 6, 2017, the Company issued a press release announcing the entering into of the Credit Agreement.

The press release relating to the Credit Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company’s actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of the Company. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by the Company’s Board of Directors each quarter after its review of the Company’s financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in the Company’s cash needs or a decrease in available cash; or a deterioration in the Company’s financial condition or results. For further information on these and other risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including its 2016 Annual Report on Form 10-K/A. Copies of this document as well as other SEC filings can be obtained from the website at http://www.sci-corp.com. The Company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company. The Notes will be offered only by means of a prospectus supplement and accompanying base prospectus.

Item 9.01 Financial	Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 5, 2017, between Service Corporation International and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

1.2	Credit Agreement, dated December 6, 2017, between Service Corporation International, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders party thereto

99.1	Press Release dated December 5, 2017

99.2	Press Release dated December 6, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 7, 2017	Service Corporation International

	By:	/s/ Eric D. Tanzberger
Eric D. Tanzberger
Senior Vice President Chief Financial Officer

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